Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2023 SECOND QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, July 27, 2023 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the second quarter ended June 30, 2023.

	Three Months Ended
	June 30,
	2023	2022

	(unaudited)

Net income available to common stockholders	$6,028	$54,065
Diluted earnings per common share	$0.15	$1.36
NAREIT funds from operations ("FFO") attributable to common stockholders	$27,178	$25,350
NAREIT diluted FFO per common share	$0.66	$0.64
FFO attributable to common stockholders, excluding non-recurring items	$27,178	$24,491
Funds available for distribution ("FAD")	$27,935	$26,779
FAD, excluding non-recurring items	$27,935	$25,598

Second quarter 2023 financial results were impacted by:

●	Higher interest income from financing receivables due to the acquisition of 11 assisted living and memory care communities during 2023 first quarter, and three skilled nursing centers during the 2022 third quarter. These acquisitions are being accounted for as financing receivables in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”);
●	Higher interest income from mortgage loans resulting from mortgage loan originations in the 2023 first quarter and 2022 second quarter;
●	Lower interest and other income due to the payoff of two mezzanine loans during the 2023 first quarter;
●	Higher interest expense primarily due to a higher outstanding balance and higher interest rates on LTC’s revolving line of credit, and the issuance of $75.0 million senior unsecured notes during the 2022 second quarter; and
●	Recorded a $12.1 million impairment loss to reduce the carrying value of two assisted living communities to their estimated fair value as a result ongoing negotiations for the potential sale these communities. One of these properties is non-revenue generating, and the other produces minimal rent.

During the second quarter of 2023, LTC completed the following transactions:

●	As previously announced, contributed $45.0 million to a $54.1 million joint venture for the purchase of a 242-unit independent living, assisted living and memory care campus in Ohio. The campus, which was built between 2019 and 2022, is now operated by current LTC operator, Encore Senior Living (“Encore”). The seller, LTC’s JV partner, has the option to purchase the campus during the third and fourth lease years, with an exit IRR of 9.75%. The lease term is 10 years at an initial yield of 8.25% on LTC’s allocation of the JV investment. LTC committed to fund $2.1 million of lease incentives under the new lease. Rent is expected to be approximately $3.9 million per year;
●	As previously announced, originated a $16.5 million mortgage loan secured by a skilled nursing center in Illinois. The center, which was built in 2010 and renovated in 2021, has 150 beds and is now operated by current LTC operator, Ignite Medical Resorts. The loan term is five years at an interest rate of 8.75%;
●	As previously disclosed, sold a 70-unit assisted living community in Florida for $4.9 million;
●	Sold a 39-unit assisted living community in New Jersey for $2.0 million;
●	Entered into an agreement to sell two assisted living communities in Pennsylvania with a total of 130 units for $11.5 million. The sale is expected to close during the third quarter of 2023. Accordingly, the Company anticipates recording a gain on sale of approximately $5.2 million from these non-revenue producing assets;
●	As previously disclosed, LTC agreed to defer up to $1.5 million, or up to $300,000 per month for May through September 2023, in interest payments due on a mortgage loan secured by 15 skilled nursing centers located in Michigan and operated by Prestige Healthcare. LTC deferred $600,000 in interest payments during the 2023 second quarter and deferred $300,000 in interest payments in July 2023;
●	Provided $645,000 of abated rent during the 2023 second quarter and $215,000 of abated rent in July 2023 to the same operator for whom abated rent has been previously provided. LTC has agreed to provide rent abatements up to $215,000 per month through the end of 2023;
●	As previously announced, transitioned a portfolio of eight assisted living communities with 500 units in Illinois, Ohio and Michigan to Encore. LTC agreed to provide assistance in the 2023 second quarter to the former operator of this portfolio and as part of the transition, LTC received repayment of $1.3 million of deferred rent which represents $934,000 of April and May 2023 deferred rent and $316,000 of unrecorded deferred rent provided in 2022. Cash rent under the new two-year lease with Encore is based on mutually agreed upon fair market rent beginning in month four of the lease (September 2023);
●	Paid $4.0 million in regular scheduled principal payments under the Company’s senior unsecured notes; and
●	Borrowed $56.3 million under the Company’s revolving line of credit.

Subsequent to June 30, 2023, LTC completed the following transactions:

●	Originated a $17.0 million mezzanine loan with an affiliate of Galerie Living. The mezzanine loan was utilized to recapitalize an existing 130-unit assisted living, memory care and independent living campus in Georgia, as well as the construction of 89 additional units. The existing campus was built in 2020 and is 95% occupied. The loan term is five years at an initial yield of 8.75% and an IRR of 12.0%;
●	Paid $17.2 million in regular scheduled principal payments under the Company’s senior unsecured notes; and
●	Borrowed $34.0 million under the Company’s revolving line of credit.

Conference Call Information

LTC will conduct a conference call on Friday, July 28, 2023, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2023. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-888-506-0062
International Number	1-973-528-0011
Conference Access Code	152241

Additionally, an audio replay of the call will be available one hour after the live call through August 11, 2023 via the following:

USA Toll-Free Number	1-877-481-4010
International Number	1-919-882-2331
Conference Number	48641

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 213 properties in 29 states with 29 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Rental income	$31,537	$31,628	$63,272	$61,952
Interest income from financing receivables(1)	3,830	—	7,581	—
Interest income from mortgage loans	11,926	10,097	23,170	19,733
Interest and other income	953	1,299	3,723	2,126
Total revenues	48,246	43,024	97,746	83,811

Expenses:
Interest expense	11,312	7,523	21,921	14,666
Depreciation and amortization	9,376	9,379	18,586	18,817
Impairment loss	12,076	—	12,510	—
Provision for credit losses	187	305	1,918	659
Transaction costs	91	67	208	99
Property tax expense	3,187	4,019	6,480	8,001
General and administrative expenses	6,091	5,711	12,385	11,519
Total expenses	42,320	27,004	74,008	53,761

Other operating income:
Gain on sale of real estate, net	302	38,094	15,675	38,196
Operating income	6,228	54,114	39,413	68,246
Income from unconsolidated joint ventures	376	376	752	751
Net income	6,604	54,490	40,165	68,997
Income allocated to non-controlling interests	(430)	(107)	(857)	(202)
Net income attributable to LTC Properties, Inc.	6,174	54,383	39,308	68,795
Income allocated to participating securities	(146)	(318)	(293)	(407)
Net income available to common stockholders	$6,028	$54,065	$39,015	$68,388

Earnings per common share:
Basic	$0.15	$1.37	$0.95	$1.74
Diluted	$0.15	$1.36	$0.95	$1.73

Weighted average shares used to calculate earnings per
common share:
Basic	41,145	39,492	41,113	39,347
Diluted	41,232	39,665	41,200	39,520

Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

(1)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income.

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022		2023		2022

GAAP net income available to common stockholders	$6,028	$54,065		$39,015		$68,388
Add: Impairment loss	12,076	—		12,510		—
Add: Depreciation and amortization	9,376	9,379		18,586		18,817
Less: Gain on sale of real estate, net	(302)	(38,094)		(15,675)		(38,196)
NAREIT FFO attributable to common stockholders	27,178	25,350		54,436		49,009

Add: Non-recurring items	—	(859)	(4)	262	(1)	(436)	(6)
FFO attributable to common stockholders, excluding non-recurring items	$27,178	$24,491		$54,698		$48,573

NAREIT FFO attributable to common stockholders	$27,178	$25,350		54,436		49,009
Non-cash income:
Add: straight-line rental adjustment	423	293		888		527
Add: amortization of lease incentives	230	206		439		602	(7)
Less: Effective interest income	(2,220)	(1,387)		(3,828)		(2,789)
Net non-cash income	(1,567)	(888)		(2,501)		(1,660)

Non-cash expense:
Add: Non-cash compensation charges	2,137	2,012		4,225		3,937
Add: Provision for credit losses	187	305		1,918	(2)	659
Net non-cash expense	2,324	2,317		6,143		4,596

Funds available for distribution (FAD)	$27,935	$26,779		58,078		51,945

Less: Non-recurring income	—	(1,181)	(5)	(1,570)	(3)	(1,181)	(5)
Funds available for distribution (FAD), excluding non-recurring items	$27,935	$25,598		$56,508		$50,764

(1)	Represents the net of (2) and (3) below.
(2)	Includes $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations.
(3)	Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans.
(4)	Represents (5) below partially offset by the provision for credit losses related to the origination of two mortgage loans during 2022 second quarter ($322).
(5)	Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community.
(6)	Represents (5) from above partially offset by the provision for credit losses related to the origination of two mortgage loans during the second quarter of 2022 and a $25,000 mezzanine loan during the first quarter of 2022 ($572) and (7) below.
(7)	Includes a lease incentive balance write-off of $173 related to a closed property and lease termination.

(Reconciliation of FFO and FAD continued on next page)

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

NAREIT Basic FFO attributable to common stockholders per share	$0.66	$0.64	$1.32	$1.25
NAREIT Diluted FFO attributable to common stockholders per share	$0.66	$0.64	$1.32	$1.24

NAREIT Diluted FFO attributable to common stockholders	$27,324	$25,350	$54,729	$49,009
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	41,489	39,665	41,454	39,520

Diluted FFO attributable to common stockholders, excluding non-recurring items	$27,324	$24,491	$54,991	$48,573
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	41,489	39,665	41,454	39,520

Diluted FAD	$28,081	$26,779	$58,371	$51,945

Weighted average shares used to calculate diluted FAD per share	41,489	39,665	41,454	39,520

Diluted FAD, excluding non-recurring items	$28,081	$25,598	$56,801	$50,764
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	41,489	39,665	41,454	39,520

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2023	December 31, 2022
ASSETS	(unaudited)	(audited)
Investments:
Land	$124,901	$124,665
Buildings and improvements	1,286,615	1,273,025
Accumulated depreciation and amortization	(393,449)	(389,182)
Operating real estate property, net	1,018,067	1,008,508
Properties held-for-sale, net of accumulated depreciation: 2023—$3,691; 2022—$2,305	6,053	10,710
Real property investments, net	1,024,120	1,019,218
Financing receivables,(1) net of credit loss reserve: 2023—$1,981; 2022—$768	196,075	75,999
Mortgage loans receivable, net of credit loss reserve: 2023—$4,761; 2022—$3,930	471,978	389,728
Real estate investments, net	1,692,173	1,484,945
Notes receivable, net of credit loss reserve: 2023—$463; 2022—$589	45,949	58,383
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,757,462	1,562,668

Other assets:
Cash and cash equivalents	7,026	10,379
Debt issue costs related to revolving line of credit	1,925	2,321
Interest receivable	50,593	46,000
Straight-line rent receivable	20,815	21,847
Lease incentives	1,360	1,789
Prepaid expenses and other assets	19,061	11,099
Total assets	$1,858,242	$1,656,103

LIABILITIES
Revolving line of credit	$326,350	$130,000
Term loans, net of debt issue costs: 2023—$417; 2022—$489	99,583	99,511
Senior unsecured notes, net of debt issue costs: 2023—$1,364; 2022—$1,477	527,456	538,343
Accrued interest	3,870	5,234
Accrued expenses and other liabilities	41,368	32,708
Total liabilities	998,627	805,796

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2023—41,409; 2022—41,262	413	412
Capital in excess of par value	935,427	931,124
Cumulative net income	1,583,968	1,544,660
Accumulated other comprehensive income	8,568	8,719
Cumulative distributions	(1,703,710)	(1,656,548)
Total LTC Properties, Inc. stockholders’ equity	824,666	828,367
Non-controlling interests	34,949	21,940
Total equity	859,615	850,307
Total liabilities and equity	$1,858,242	$1,656,103

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets.